UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2014

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2200 Ross Ave., Suite 4500E, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 214-220-4340

N/A
(Former name or former address, if changed since last report.)

_______________________________________________
300, 400 – 5th Avenue SW, Calgary, AB, Canada T2P 0L6

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws

     Effective January 13, 2014, Park Place Energy Corp. (the “Company”) amended and restated the Company’s Bylaws. The new Bylaws reflect a complete update and revision. While certain changes are primarily stylistic in nature, there are several substantive or noteworthy changes. Those changes include the following:

1.

Amendments and clarifications to provisions regarding directors, board committees and officers, including (i) the establishment of a quorum of directors at one-third of the authorized number of directors; (ii) permitting the members of any board committee to appoint members of the board to a committee to replace any absent or disqualified member of such committee; (iii) making certain changes with respect to the officers of the Company and their authority, duties and powers to conform to the Company’s current management structure.

2.

Updated and modernized certain provisions, including provisions relating to notice, record dates, consents, proxies, voting procedures and meeting participation, as well as changes to accommodate use of modern communication technologies, including (i) establishing a quorum for stockholders’ meetings equal to 40% of the issued and outstanding shares entitled to vote at such meetings; (ii) authorizing special meetings of stockholders to be called by the chief executive officer, the president, the board of directors, or stockholders entitled to cast not less than 20% of the aggregate voting power of the issued and outstanding shares, (iii) establishing plurality voting for elections of directors; (iv) permitting the use of electronic transmission to provide notice of meetings of stockholders and directors; and (v) permitting meetings of stockholders and directors by remote communication.

3.

Establishment of new advance notice (and related procedural and disclosure) requirements, which require advance notice when a stockholder (a “proposing person”) proposes business or nominates directors in connection with annual or special meetings of stockholders, along with procedural requirements and setting out what information must be provided regarding the proposing person, the proposed business and the proposing person’s ownership in securities of the Company and related information.

4.	The removal of the requirement that the annual stockholder meeting be held on the first week of November of each year.

     The foregoing is a summary of only certain of the changes contained in the Company’s Amended and Restated Bylaws. Such summary is qualified in its entirety by reference to the amended and restated bylaws, a copy of which is filed as Exhibit 3.1 to this Form 8-K, and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Description
Number
3.1*	Amended and Restated Bylaws effective as of January 13, 2014.

*       Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

/s/ Scott C. Larsen
Scott C. Larsen
Chief Executive Officer and President

Date: January 16, 2014